Exhibit 1.1

BED BATH & BEYOND INC.

UNDERWRITING AGREEMENT

February 7, 2023

B. Riley Securities, Inc.

299 Park Avenue

New York, NY 10171

Ladies and Gentlemen:

Bed Bath & Beyond Inc., a New York corporation (the “Company”), proposes to issue and sell to B. Riley Securities, Inc. (the “Underwriter”) pursuant to this Underwriting Agreement (this “Agreement”) (i) 23,685 shares (the “Preferred Shares”) of Series A convertible preferred stock of the Company, par value $0.001 per share (the “Series A Convertible Preferred Stock”), which shall be convertible into shares of common stock, $0.01 par value (the “Common Stock”), (ii) 95,387,533 warrants (the “Common Stock Warrants”) to purchase additional shares of Common Stock (the “CSW Shares”) and (iii) 84,216 warrants (the “Preferred Stock Warrants”) to purchase additional shares of Series A Convertible Preferred Stock (the “PSW Shares”), as set forth on Schedule I hereto. The shares of Common Stock into which the Series A Convertible Preferred Stock will convert are referred to as the “Conversion Shares.” The Preferred Shares, the Common Stock Warrants, the CSW Shares, the Preferred Stock Warrants, the PSW Shares and the Conversion Shares are collectively referred to as the “Securities.”

The Company and the Underwriter agree as follows:

1. The Offering: Upon the basis of the representations and warranties and other terms and conditions and agreements herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the pricing terms set forth in Schedule III hereto and Section 5(a), that number of Securities set forth in Schedule I opposite the Underwriter’s name.

2. Representations and Warranties of the Company: The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof and as of the Time of Purchase that:

(a) Compliance with Registration Requirements. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) an automatic shelf Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-267173), which became automatically effective on August 31, 2022 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement, including Post-Effective Amendment No. 1 to the Registration Statement, which became automatically effective on November 9, 2022, and Post-Effective Amendment No. 2 to the Registration Statement, which became automatically effective on February 6, 2023. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below), including any Issuer Free Writing Prospectus, has been issued by the Commission, and to the knowledge of the Company, no proceedings for that purpose have been instituted or are threatened by the Commission. The Company has prepared a preliminary prospectus supplement to the Base Prospectus included as part of the Registration Statement specifically relating to the Securities (the “Preliminary Prospectus Supplement”) and has filed such Preliminary Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Company has prepared a prospectus supplement to the Base Prospectus included as part of the Registration Statement specifically relating to the Securities (the “Prospectus Supplement”) and has filed or will file such Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Base Prospectus, as it may be supplemented by the Prospectus Supplement, in the forms in which such Base Prospectus or Prospectus Supplement have been or will be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the offering and sale of the Securities (the “Offering”) which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If needed to complete the Offering, the Company will file an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), and any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b) Applicable Time. As of the Applicable Time (as defined below) and as of the Time of Purchase, as the case may be, none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), or (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or, as of the Time of Purchase, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, any individual Limited Use Free Writing Prospectus or the bona fide electronic road show, if any, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriter’s Information” which is defined as the information set forth in Section 15. As used in this Section 2(b) and elsewhere in this Agreement:

“Applicable Time” means 7:18 A.M., Eastern Standard Time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule II to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c) Securities Act Compliance. At the time the Registration Statement became effective, at the Applicable Time and at the Time of Purchase, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of its date and at the Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 2(d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, the Underwriter’s Information.

(d) Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, the Underwriter’s Information.

(e) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company in connection with the transactions contemplated hereby complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Issuer Free Writing Prospectus, as of its issue date and at the Applicable Time and the Time of Purchase did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Issuer Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the Underwriter’s prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus in connection with the transactions contemplated hereby. The Company satisfied the eligibility requirements set forth under General Instruction I. A. of Form S-3 (the “Company Eligibility Requirements”) at the time of the initial effectiveness of the Registration Statement and as of the Applicable Time and will satisfy the Company Eligibility Requirements at the Time of Purchase; the Offering satisfied the eligibility requirements set forth under General Instruction I.B. and I.D. of Form S-3 (the “Transaction Eligibility Requirements”) at the time of the initial effectiveness of the Registration Statement and as of the Applicable Time and will satisfy the Transaction Eligibility Requirements at the Time of Purchase.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the General Disclosure Package and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, and any Issuer Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the General Disclosure Package and the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Applicable Time, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter’s Information.

(h) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(i) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established as of the end of the most recent fiscal quarter. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j) This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Reserved.

(l) Reserved.

(m) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity, convertible or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(n) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(o) Independent Accountants. KPMG LLP or other accountants, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules, if any, included in or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(p) Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. The financial data set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus.

(q) Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in such standing would not reasonably be expected to result in a Material Adverse Change.

(s) Subsidiaries. Each of the Company’s “significant subsidiaries” (for purposes of this Agreement, as defined in 1-02(w) of Regulation S-X under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so incorporated or organized, so validly existing, in such good standing, or to have such power or authority, would not reasonably be expected to result in a Material Adverse Change. Each of the Company’s significant subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in such good standing would not reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s significant subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, and except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock or equity interest in any significant subsidiary was issued in violation of preemptive or similar rights of any security holder of such significant subsidiary. The constitutive or organizational documents of each of the significant subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is considered a significant subsidiary other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K.

(t) Preferred Stock and Warrants. The Preferred Shares, the Preferred Stock Warrants and the Common Stock Warrants to be issued and sold by the Company to the Underwriter hereunder have each been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid, nonassessable and free of any preemptive or other similar rights, and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Preferred Shares, the Preferred Stock Warrants and the Common Stock Warrants is not subject to any preemptive or similar rights. The Conversion Shares underlying the Preferred Shares to be issued at the Time of Purchase have been duly and validly authorized and reserved for issuance pursuant to the terms of the Series A Convertible Preferred Stock (assuming, with respect to reservation for issuance, that the conversion of the Preferred Shares occurs based on the trading price of the Common Stock reported on the Principal Market at the Time of Purchase) and, when issued by the Company upon valid conversion of the Series A Convertible Preferred Stock, will be duly and validly issued, fully paid, nonassessable and free of any preemptive or other similar rights, and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus, and the issuance of the Conversion Shares upon such conversion is not and will not be subject to any preemptive or similar rights. The Preferred Stock Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; the PSW Shares underlying the Preferred Stock Warrants to be issued on the Closing Date have been duly authorized and validly reserved for issuance upon exercise of the Preferred Stock Warrants; the PSW Shares, when issued and delivered upon exercise of the Preferred Stock Warrants in accordance therewith, will be duly and validly issued, fully paid, nonassessable and free of any preemptive or other similar rights, and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the PSW Shares upon such exercise is not and will not be subject to any preemptive or similar rights. The Common Stock Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; the CSW Shares underlying the Common Stock Warrants to be issued on the Closing Date have been duly authorized and validly reserved for issuance upon exercise of the Common Stock Warrants (assuming, with respect to reservation for issuance, that the exercise of the Common Stock Warrants occurs based on the trading price of the Common Stock reported on the Principal Market at the Time of Purchase); the CSW Shares, when issued and delivered upon exercise of the Common Stock Warrants in accordance therewith, will be duly and validly issued, fully paid, nonassessable and free of any preemptive or other similar rights, and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the CSW Shares upon such exercise is not and will not be subject to any preemptive or similar rights.

(u) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the General Disclosure Package and the Prospectus). The Securities conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(v) Stock Exchange Listing. The Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Select Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Market, including in connection with the offering and sale of the Securities, nor, other than as disclosed in the General Disclosure Package and the Prospectus, has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance, and will be in compliance in connection with the offering and sale of the Securities, in all material respects with all applicable listing requirements of the Principal Market.

(w) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Other than as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of its charter or by laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the General Disclosure Package and the Prospectus and the issuance and sale of the Securities (including the use of proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for (x) the requisite consents that have been obtained or (y) such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement (including the issuance of the Securities) and consummation of the transactions contemplated hereby and by the General Disclosure Package and the Prospectus, except (i) such as have been obtained or made by the Company and are in full force and effect under, or as may be required by, the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA (as defined below), (ii) as may be required by the Principal Market or (iii) such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(x) No Material Actions or Proceedings. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, any of its subsidiaries, or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(y) No Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(z) Intellectual Property Rights. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or otherwise have sufficient rights to use, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), except where the failure to so own, license or otherwise hold or acquire would not reasonably be expected to result in a Material Adverse Change, and, to the Company’s knowledge, the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication, except as would not reasonably be expected to result in a Material Adverse Change. To the Company’s knowledge: (i) there are no third parties who have rights to any material Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as licensed to the Company or one or more of its subsidiaries; and (ii) there is no material infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim;

(B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with in all material respects; and in all foreign offices having similar requirements, all such requirements have been complied with in all material respects. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiary in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(aa) All Necessary Permits, etc. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company and each subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the General Disclosure Package or the Prospectus (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except where such violation or default or such proceedings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(bb) Title to Properties. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 2(q) above (or elsewhere in the Registration Statement, the General Disclosure Package or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(cc) Tax Law Compliance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(q) above in respect of all federal, state and foreign income and franchise taxes for all periods covered by such financial statements as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(dd) Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the General Disclosure Package or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(ee) Insurance. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied.

(ff) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(gg) Related Party Transactions. There are no material business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(hh) FINRA Matters. To the extent applicable, all of the information provided to the Underwriter or to counsel for the Underwriter by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6).

(ii) The Company has furnished to the Underwriter a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B (each a “Lock-up Person”).

(jj) No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(kk) Compliance with Environmental Laws. Except as described in the General Disclosure Package and the Prospectus or except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change; (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ll) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention that could result in costs or liabilities that could be expected, individually or in the aggregate, to result in a Material Adverse Change.

(mm) ERISA Compliance. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. Except where the failure to so comply would not reasonable be expected, individually or in the aggregate, to result in a Material Adverse Change, (i) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, (ii) no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), (iii) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code and (iv) each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(nn) Brokers. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(oo) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(pp) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(qq) Dividend Restrictions. Except as disclosed in the General Disclosure Package and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(rr) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its subsidiaries, any agent, Affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) knowingly violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(tt) Sanctions. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any directors, officers, or employees, any agent, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(uu) Reserved.

(vv) Reserved.

(ww) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xx) Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter in the United States or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Securities.

(yy) Cybersecurity. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for those that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Change.

(zz) Compliance with Data Privacy Laws. Except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply in all material respects with, and take commercially reasonable steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable Privacy Laws, except where the failure to do so would not result in a Material Adverse Change, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable Privacy Laws in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law; in each case except as would not reasonably be expected to have a Material Adverse Change.

(aaa) Forward-Looking Statement. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbb) WKSI. (i) At the original effectiveness of the Registration Statement; (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus); and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(ccc) No Insolvency Proceedings. The Company is not in or subject to a bankruptcy or insolvency proceeding in any jurisdiction. No proceeding or action is pending or being taken, or being contemplated, by the Company, in contemplation of the merger, consolidation, liquidation, dissolution, or reorganization of the Company or for the sale, lease or other transfer of all or substantially all of its assets.

(ddd) Solvency. Immediately after the consummation of the issuance of the Preferred Shares, the issuance and exercise of the Common Stock Warrants and the issuance and exercise of the Preferred Stock Warrants and the use of proceeds therefrom (collectively, the “Transactions”), the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company are not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they become absolute and matured, (iii) the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (iv) the Company does not have unreasonably small capital with which to conduct business, as such business is proposed to be conducted after giving effect to the Transactions, including proceeds therefrom. In computing the amount of contingent liabilities (including litigation) at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(eee) Use of Proceeds. Upon the completion of this Offering and the use of proceeds from the sale of the Preferred Shares, the Common Stock Warrants and the Preferred Stock Warrants as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” and the Effective Date (as defined in the Amended Credit Agreement/Waiver (as defined below)) will have occurred.

(fff) Reservation of Common Stock. The Company shall, at all times while any Preferred Stock Warrants, Common Stock Warrants or Preferred Shares issued on the Closing Date are outstanding, reserve and keep available out of its authorized but unissued and otherwise unreserved (i) Common Stock, solely for the purpose of enabling it to (A) issue CSW Shares upon exercise of the Common Stock Warrants, the number of CSW Shares that are initially issuable and deliverable upon the then-outstanding Common Stock Warrants, and (B) issue Conversion Shares upon the conversion of the Preferred Shares and the PSW Shares, the number of Conversion Shares that are issuable upon the conversion of the then-outstanding Preferred Shares and the then-outstanding PSW Shares, and (ii) Series A Convertible Preferred Stock, solely for the purpose of enabling it to issue PSW Shares upon exercise of the Preferred Stock Warrants, the number of PSW Shares that are initially issuable and deliverable upon the then-outstanding Preferred Stock Warrants, in each case assuming that the exercise of the Common Stock Warrants and the conversion of the Preferred Shares occurs based on the trading price of the Common Stock reported on the Principal Market at the Time of Purchase.

(ggg) Amended Credit Agreement/Waiver. The Second Amendment to Amended and Restated Credit Agreement (the “Amended Credit Agreement/Waiver”), which amends the Amended and Restated Credit Agreement, dated as of August 9, 2021, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of August 31, 2022, by and among the Company, the Company’s subsidiaries party thereto, the other loan parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Sixth Street Specialty Lending, Inc. as FILO agent, and the lenders party thereto, has been, or will be, substantially concurrently with the Time of Purchase, duly authorized by the Company and, when executed and delivered by the Company and the other parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

The Company has a reasonable basis for making each of the representations set forth in this Section 2. The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. The Closing:

(a) Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer to an account designated by the Company against delivery of such Securities to or as designated by the Underwriter through the facilities of DTC for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., Eastern Standard Time, on February 7, 2023 (such date, the “Closing Date”) (unless another time shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Securities shall be made to the Underwriter at the Time of Purchase in such names and in such denominations as the Underwriter shall specify.

(b) Delivery of the documents required to be delivered to the Underwriter pursuant to Sections 4 and 6 hereof shall be at 10:00 A.M., Eastern Standard Time, on February 7, 2023, on the Closing Date, at the offices of O’Melveny & Myers LLP, 7 Times Square Tower, New York, New York 10036.

4. Certain Covenants:

The Company hereby covenants and agrees with the Underwriter:

(a) to prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriter, and file such Rule 462(b) Registration Statement with the Commission on or prior to the date hereof; to prepare the Prospectus in a form approved by the Underwriter, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Underwriter promptly of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus to the Underwriter for review within an amount of time that is reasonably practical under the circumstances and prior to filing, and to file no such amendment or supplement to which the Underwriter shall have reasonably objected in writing; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b) that it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Underwriter has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show, if any. The Company shall furnish to the Underwriter, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping;

(c) if at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter, and upon the Underwriter’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter;

(d) to the extent not available on the Commission’s EDGAR system, to make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(e) to take promptly from time to time such actions as the Underwriter may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriter may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Securities in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

(f) to supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein;

(g) prior to the Time of Purchase, not to issue any press release or other communication directly or indirectly or hold any press conference (other than the Company’s customary quarterly press release and conference call) without the prior written consent of the Underwriter (which consent shall not be unreasonably withheld, delayed or conditioned);

(h) until the Underwriter shall have notified the Company of the completion of the Offering, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, and except to the extent expressly set forth in the General Disclosure Package as part of the offering contemplated hereby, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

(i) to apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”;

(j) to reserve and keep available at all times, free of preemptive rights, Series A Convertible Preferred Stock and Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Preferred Shares, the Conversion Shares, the CSW Shares and the PSW Shares upon conversion of the applicable Securities issued on the Closing Date, in each case assuming that the exercise of the Common Stock Warrants and the conversion of the Preferred Shares occurs based on the trading price of the Common Stock reported on the Principal Market at the Time of Purchase;

(k) to use its reasonable best efforts to list for quotation the Conversion Shares, the CSW Shares and the PSW Shares on the Principal Market;

(l) to cooperate with the Underwriter and use its commercially reasonable efforts to permit the offered Series A Convertible Preferred Stock and Common Stock Warrants to be eligible for clearance and settlement through the facilities of DTC;

(m) until the Underwriter shall have notified the Company of the completion of the offering of the Securities, the Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities;

(n) to use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase, and to satisfy all conditions precedent to the delivery of the Securities to be delivered at such time;

(o) from the date hereof until 90 days after the date of the Prospectus, to enforce all Lock-up Agreements that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Securities or other securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will announce the Underwriter’s intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-up Agreement, by issuing, through a major news service, a press release in form and substance satisfactory to the Underwriter or, if consented to by the Underwriter, in a registration statement that is publicly filed in connection with a secondary offering of the Company’s shares promptly following the Company’s receipt of any notification from the Underwriter in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Underwriter, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and provided, further, that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-up Agreement; and

(p) for so long as the Company is required to pay any Fees (as defined below) to the Underwriter, to immediately notify the Underwriter on each instance the Company receives proceeds from the sale of the Securities.

The Underwriter, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

5. Payment of Fees and Expenses.

(a) The Company agrees to pay in cash to the Underwriter a fee (the “Fee” or “Fees”) equal to:

(i) 3.0% of the first $200 million of gross proceeds received by the Company from the sale of the Securities; plus

(ii) 0.5% of the gross proceeds received by the Company from the sale of the Securities in excess of $200 million;

provided that the aggregate fees paid by the Company to the Underwriter pursuant to clauses (i) and (ii) shall not exceed $10 million; and provided, further, that, with respect to any Securities issued and/or funded with original issue discount, the Fees shall be paid without deduction made in respect of such original issue discount and such discount shall be deemed a part of “gross proceeds” and “funded” for purposes of calculating all Fees and in respect of funding made as part of the exercise or conversion of Securities, all Fees shall be calculated on the basis of the stated value of the Securities into which the holder is converting or exercising.

Additionally, the Underwriter agrees that each Fee is contingent on the closing of the sale of the applicable Securities and the Company shall only be obligated to pay Fees to the extent the sale of such Securities is consummated.

(b) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including (i) the costs incident to the authorization, issuance, sale and delivery of the Securities to the Underwriter and any taxes payable in that connection; (ii) the costs incident to the registration of the Securities under the Securities Act; (iii) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (iv) the fees and expenses incurred in connection with securing any required review by FINRA and any filings made with FINRA; (v) the fees and expenses incurred in connection with qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing wrappers and blue sky memoranda; (vi) the fees and expenses of any transfer agent, warrant agent, registrar or depository with respect to the Securities; (vii) the listing of the Conversion Shares, CSW Shares and PSW Shares on the Primary Market; and (viii) all other costs and expenses of the Company incident to the Offering by, or the performance of the obligations of, the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company personnel in connection with any “road show”).

(c) The Company also agrees to reimburse the Underwriter for its documented, out-of-pocket, accountable, bona fide expenses actually incurred in connection with the performance of its activities under this Agreement whether or not the transactions hereby are consummated or, including, but not limited to, costs such as reasonable and documented out-of-pocket fees and disbursements of legal counsel for the Underwriter, up to an aggregate amount not to exceed $150,000 without the consent of the Company.

6. Conditions to the Obligations of the Underwriter, and the Sale of the Securities. The obligations of the Underwriter hereunder, and the closing of the sale of the Securities, are subject to the accuracy, when made and as of the Applicable Time and at the Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein (except for inaccuracies that would not result in a Material Adverse Effect), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company, in all material respects, of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act against the Company or related to the Offering shall have been initiated by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) The Registration Statement or any amendment or supplement thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, shall contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c) The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, of its Chief Executive Officer stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus which is not contained therein, (ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company in this Agreement are true and correct, except for inaccuracies that would not result in a Material Adverse Effect, and the Company has complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or any change or development that, individually or in the aggregate, would reasonably be expected to involve a material adverse change in or affecting the condition (financial or otherwise), results of operations, business or assets of the Company and its Subsidiaries, taken as a whole, except as set forth in the General Disclosure Package and the Prospectus.

(d) On the date hereof and on the Closing Date the Underwriter shall have received a certificate of the Company’s Chief Accounting Officer with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriter.

(e) Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock of the Company or any change in the long-term debt of the Company and its subsidiaries, taken as a whole, or any change or any development in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(d), would result in a Material Adverse Effect.

(f) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or result in a Material Adverse Effect.

(g) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange (the “NYSE”) or the Nasdaq Stock Market (the “Nasdaq”) or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become the subject of a material act of terrorism, or there shall have been a material escalation in hostilities involving the United States, or there shall have been a new declaration of a national emergency or war by the United States; (iv) if there has been, in the reasonable judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(h) The Underwriter shall have received an opinion and negative assurance letter of Kirkland & Ellis LLP, counsel for the Company, dated the Closing Date, covering such matters as the Underwriter shall reasonably request.

(i) The Underwriter shall have received an opinion of O’Melveny & Myers LLP, counsel for the Underwriter, dated the Closing Date, covering such matters as the Underwriter shall reasonably request.

(j) The Underwriter shall have received from KPMG LLP letters dated as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Underwriter and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Registration Statement.

(k) On or prior to the date hereof, the Underwriter shall have received Lock-up Agreements from the Lock-Up Persons, and such Lock-up Agreements shall be in full force and effect.

(l) On or prior to the Closing Date, the Company shall have filed with the Secretary of State of the State of New York the Certificate of Amendment of Series A Convertible Preferred Stock.

(m) On or prior to the Closing Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

(n) On or prior to the Closing Date, the Company shall have executed and delivered the Amended Credit Agreement/Waiver.

(o) As of the Closing Date, the Company is eligible to use Form S-3, including the issuer and transaction requirements set forth in General Instructions 1.A., 1.B.1 and 1.D. of such form.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated in the absolute discretion of the Underwriter by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party (except to the extent provided in Section 7 hereof), except that Sections 5, 6, 7 and 8 shall at all times be effective and shall survive such termination.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriter, its affiliates and each of its directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus or the General Disclosure Package, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, the Registration Statement, the Prospectus or the General Disclosure Package, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) The Underwriter agrees to indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus or the General Disclosure Package, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus or the General Disclosure Package, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel as set forth herein, except as provided herein, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of an Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under this Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriter on the other hand with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act.

The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the total compensation received by the Underwriter hereunder less the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Underwriter’s responsibility to the Company is solely contractual in nature, the Underwriter has been retained solely to act as an underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Underwriter has not advised, and the Underwriter is not advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

(d) the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall not have any responsibility or liability to the Company with respect thereto;

(e) the Underwriter has not and will not be rendering an opinion to the Company as to the fairness of the terms of the offering of the Securities;

(f) it has been advised that the Underwriter, and its affiliates, is engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Underwriter does not an obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall not have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

9. Termination. The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the Closing Date, (i) if any of the conditions specified in Section 6 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has occurred any material escalation of hostilities or other national or international calamity or crisis or change in economic, political, health or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE or in the Nasdaq over-the-counter market has been suspended or (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (iv) if any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Underwriter, materially adversely affects or will materially adversely affect the business or operations of the Company, or (v) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Underwriter, could reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Underwriter elects to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by telephone, promptly confirmed by facsimile or e-mail.

If the sale to the Underwriter of the Securities, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

10. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the Underwriter shall be for the benefit of the Company Indemnified Parties.

11. Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, the indemnity and contribution agreements contained in Section 7 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail, overnight courier or email to B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: Syndicate Department, with a copy to O’Melveny & Myers LLP, Attn: Jeeho Lee, 7 Times Square Tower, New York, New York 10036.

(b) if to the Company, shall be delivered or sent by mail, overnight courier or email to Bed Bath & Beyond Inc., Attn: Chief Legal Officer, 650 Liberty Ave, Union, NJ 07083, with a copy to Kirkland & Ellis LLP, Attn: Christian Nagler and Sophia Hudson, 601 Lexington Avenue, New York, NY 10022.

13. Definition of Certain Terms. For purposes of this Agreement “business day” means any day on which the Nasdaq Stock Market is open for trading.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and the Company and the Underwriter irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The Company and the Underwriter irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

15. Underwriter’s Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the General Disclosure Package, the Prospectus and in the Registration Statement: the concession figure appearing in the first paragraph under the section entitled “Underwriting – Commissions and Discounts” and the information contained in the third paragraph relating to stabilization transactions under the section entitled “Underwriting – Price Stabilization, Short Positions and Market Making.”

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile or e-mail.

19. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company, and the controlling persons, directors, officers, and other persons referred to in Section 7 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

20. Recognition of the U.S. Special Resolution Regimes:

(a) In the event that the Underwriter is a Covered Entity (as defined below) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter is not a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriter and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,

BED BATH & BEYOND INC.

By:	/s/ Sue Gove
By:	Sue Gove
Title:	President & Chief Executive Officer

Accepted and agreed to as of the date first above written:

B. RILEY SECURITIES, INC.

By:	/s/ Jimmy Baker
Jimmy Baker
Title:	President

As the sole Underwriter named on Schedule I hereto.

Schedule I

Underwriters	Number of Shares of Preferred Shares	Number of Common Stock Warrants	Number of Preferred Stock Warrants
B. Riley Securities, Inc.	23,685	95,387,533	84,216
Total	23,685	95,387,533	84,216

I-1

Schedule II

Issuer Free Writing Prospectuses

1. Issuer Free Writing Prospectus dated February 7, 2023.

II-1

Schedule III

Pricing Terms

Preferred Shares: 23,685 shares of Series A Convertible Preferred Stock with a stated value of $10,000 per share, initially convertible into 99,822,986 shares of Common Stock upon conversion of the Series A Convertible Preferred Stock at an alternate conversion price of $2.3727 per Common Share.

Common Stock Warrants: 95,387,533 Common Stock Warrants to purchase up to an aggregate of 95,387,533 shares of common stock. The Common Stock Warrants are immediately exercisable at any time at the option of the holder for one share of Common Stock at an exercise price of $6.15 per share and will expire five years from the issuance date.

Preferred Stock Warrants: Prospective investors that purchase $75,000,000 or more of our Series A Convertible Preferred Stock and Common Stock Warrants will also receive a pro rata interest in 84,216 Preferred Stock Warrants to purchase up to 84,216 shares of Series A Convertible Preferred Stock. The Preferred Stock Warrants are immediately exercisable at any time at the option of the holder for a pro rata interest in the total Preferred Warrant Shares at an exercise price of $9,500 per share and will expire one year from the issuance date.

If the holder of a Common Stock Warrant also holds Preferred Stock Warrants, then the number of shares of Common Stock issuable upon the exercise of the Common Stock Warrant held by such holder shall automatically increase on each exercise date of the Preferred Stock Warrant, on a share by share basis, by 50% of the aggregate number of shares of Common Stock then issuable upon conversion of the Series A Convertible Preferred Stock issued to the holder in each exercise of the holder’s Preferred Stock Warrant at the Alternate Conversion Price (as defined below).

At the option of the holder of the Series A Convertible Preferred Stock, at any time and from time to time, the Series A Convertible Preferred Stock may be converted into Conversion Shares at a conversion price at the lower of (i) the applicable conversion price in effect on the applicable conversion date and (ii) the greater of (x) $0.7160 and (y) 92% of the lowest volume-weight average price of the Common Stock during the ten consecutive trading day period ending and including the trading day a conversion notice is delivered (the “Alternate Conversion Price”).

At any time on or after February 27, 2023, so long as (I) no Equity Conditions Failure (as defined in the Preferred Stock Warrants) then exists (unless waived in writing by the Holder), and (II) no Forced Exercise (as defined in the Preferred Stock Warrants) has occurred in the twenty (20) Trading Day period immediately prior to the applicable date of determination, the Company may require the holder to exercise the Preferred Stock Warrants into up to such aggregate number of fully paid, validly issued and non-assessable Preferred Shares equal to the Holder Pro Rata Amount (as defined in the Preferred Stock Warrants) of 84,216 PSW Shares (less any PSW Shares voluntarily exercised by the holder during such Forced Exercise Eligibility Measurement Period (as defined in the Preferred Stock Warrants) or at any time thereafter and prior to the applicable Forced Exercise Date (as defined in the Preferred Stock Warrants)), as designated in the applicable Forced Exercise Notice (as defined in the Preferred Stock Warrants) to be issued and delivered in accordance with the Preferred Stock Warrants.

Public Offering Price of $10,000 for one Preferred Share with Common Stock Warrants to purchase Common Stock in an amount equal to the sum of (i) 10% of the number of shares of Common Stock issuable upon conversion of our Series A Convertible Preferred Stock purchased in this Offering at the closing of this Offering (and if applicable, the shares of Common Stock issuable upon exercise of our Preferred Stock Warrants purchased in this Offering on the date of the closing of this Offering), and (ii) 50% of the aggregate number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock issued to such holder on the closing date of this Offering at the Alternate Conversion Price (as measured as of the date of pricing of this Offering) in each case, without regard to any limitations on conversion set forth in the Certificate of Amendment. If the holder of a Common Stock Warrant also holds Preferred Stock Warrants, then the number of shares of Common Stock issuable upon the exercise of the Common Stock Warrant held by such holder shall automatically increase on each exercise date of the Preferred Stock Warrant, on a share by share basis, by 50% of the aggregate number of share of Common Stock then issuable upon conversion of the Series A Convertible Preferred Stock issued to the holder in each exercise of the holder’s Preferred Stock Warrant at the Alternate Conversion Price. The amount of warrants receivable by each holder shall be determined on an aggregate basis based on the number of total preferred stock purchased.

III-1

EXHIBIT A

Form of Lock-up Agreement

(See attached)

February 7, 2023

B. Riley Securities, Inc.

299 Park Avenue

New York, NY 10171

Re:	BED BATH & BEYOND INC.

Ladies and Gentlemen:

The undersigned understands that you, as underwriter (the “Underwriter”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Bed Bath & Beyond Inc., a New York corporation (the “Company”), related to the public offering (the “Offering”) of (i) shares (the “Preferred Shares”) of Series A convertible preferred stock of the Company, par value $0.01 per share (the “Series A Convertible Preferred Stock”), which shall be convertible into shares of common stock, $0.01 par value (the “Common Stock”), (ii) warrants (the “Common Stock Warrants”) to purchase additional shares of Common Stock (the “CSW Shares”) and (iii) warrants (the “Preferred Stock Warrants”) to purchase additional shares of Series A Convertible Preferred Stock (the “PSW Shares” and, together with the Preferred Shares, the Common Stock Warrants, the CSW Shares, the Preferred Stock Warrants and the Conversion Shares, the “Securities”) pursuant to a Registration Statement on Form S-3 (File No. 333-267173), which became effective upon filing as of August 31, 2022, as amended by Post-Effective Amendment No. 1, which was filed and became effective on November 9, 2022, and Post-Effective Amendment No. 2, which was filed and became effective on February 6, 2023, containing a base prospectus (the “Base Prospectus”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriter to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this letter agreement (this “Letter Agreement”) and continuing to and including the date 90 days after the date of the final prospectus supplement relating to the Offering of the Securities (together with the Base Prospectus and any documents incorporated by reference therein, the “Prospectus”) (such date, the “Restricted Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Lock-Up Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Shares.

In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock.

Notwithstanding the foregoing, the undersigned may, without the consent of the Underwriter:

(A)	transfer or dispose of the Lock-Up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(B)

transfer or dispose of the Lock-Up Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and any such transfer shall not involve a disposition for value;

(C)

transfer or dispose of the Lock-Up Shares if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or to any investment fund or other entity controlled or managed by the undersigned or (ii) as part of a distribution, transfer or disposition by the undersigned to its stockholders, partners, members, beneficiaries or other equity holders, provided, in each case, that the transferees thereof agree to be bound in writing by the restrictions set forth herein and any such transfer shall not involve a disposition for value;

(D)

transfer or dispose of the Lock-Up Shares by will, other testamentary document or intestate succession upon the death of the undersigned, provided that the legatee, heir or other transferee agrees to be bound in writing by the restrictions on transfer set forth herein and any such transfer shall not involve a disposition for value, and provided further that any required filing made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall include a footnote noting the circumstances described in this clause (D) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(E)

transfer or dispose of the Lock-Up Shares by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, provided further that any required filing made pursuant to Section 16(a) of the Exchange Act, shall include a footnote noting the circumstances described in this clause (E) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(F)

enter into a trading plan providing for the sale of the Lock-Up Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Lock-Up Shares during the Restricted Period and no filing under Section 16(a) of the Exchange Act or other public announcement is voluntarily made or required regarding such plan during the Restricted Period;

(G)

transfer or dispose of the Lock-Up Shares to the Company solely to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus, provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (G) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(H)

transfer the Lock-Up Shares to the Company pursuant to agreements in effect on the date of the Prospectus and as described in the Prospectus under which the Company has the option to repurchase shares or forfeit the Lock-Up Shares upon termination of service of the undersigned, provided that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 60 days after the date of the Prospectus (the “60 Day Period”), and after the 60 Day Period, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (H) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such repurchase or forfeiture;

(I)

dispose of the Lock-Up Shares solely in connection with the “cashless” exercise of stock options or warrants to acquire shares of Common Stock described in the Prospectus or issued pursuant to an equity plan or arrangement described in the Prospectus (the term “cashless” exercise being intended to include the sale of a portion of the shares issuable upon exercise of the stock options or warrants or previously owned shares to the Company to cover payment of the exercise price) for the purpose of exercising such stock options or warrants, in any event, solely if such stock options or warrants would otherwise expire during the Restricted Period, provided that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this Letter Agreement and provided, further, that any filing required under Section 16(a) of the Exchange Act shall clearly indicate in the codes and footnotes thereto that any disposition of shares in connection with a “cashless” exercise was made solely to the Company and no other public filing or announcement shall be made voluntarily in connection with such exercise;

(J)

the exercise of outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans disclosed in the Prospectus, provided that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this Letter Agreement;

(K)

transfer or dispose of any Lock-Up Shares acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Restricted Period and no other public filing or announcement shall be made voluntarily in connection with such transfer or disposition;

(L)

the conversion of preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock outstanding on the date of the Prospectus and as described in the Prospectus, provided that any shares of Common Stock received upon such conversion or exercise shall be subject to all of the restrictions set forth in this Letter Agreement; and

(M)

transfers of the undersigned’s Lock-Up Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Shares shall remain subject to the provisions of this Letter Agreement.

The undersigned now has, and, except as contemplated by clauses (A) through (M) above, for the duration of the Restricted Period will have, good and marketable title to the Lock-Up Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this Letter Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Underwriter in writing that it has determined not to proceed with the Offering, (ii) the Company files an application to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Securities to be sold thereunder, or (iv) March 6, 2023, in the event that the Underwriting Agreement has not been executed by such date.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned understands that the Company and the Underwriter are relying upon this Letter Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[signature page follows]

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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